                                                                     EXHIBIT 1.1


                             RELIANT RESOURCES, INC.
                     Common Stock, Par Value $.001 Per Share


                             Underwriting Agreement


                                 April ___, 2001

Goldman, Sachs & Co.
Credit Suisse First Boston Corporation
ABN AMRO Rothschild LLC
Banc of America Securities LLC
Deutsche Banc Alex. Brown Inc.
Merrill Lynch, Pierce Fenner & Smith Incorporated
UBS Warburg LLC
As representatives of the several Underwriters
   named in Schedule I hereto
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

         Reliant Resources, Inc., a Delaware corporation (the "Company"), a subsidiary of Reliant Energy, Incorporated, a Texas corporation (the "Parent"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 52,000,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 7,800,000 additional shares (the "Optional Shares") of common stock, par value $.001 per share ("Stock"), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the "Shares").

         1. Representations and Warranties of the Company.

         The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-1 (File No. 333-48038), as amended, with respect to the Shares, copies of which have been delivered to you, has been prepared and filed by the Company with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933, as amended (the "Act"). No stop order suspending the effectiveness of such registration statement, as amended, has been issued and no proceeding for that purpose has been initiated or, to the best knowledge of the Company, threatened by the Commission. Any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a "Preliminary Prospectus." Such registration statement (including all documents filed as part thereof and all information deemed to be included therein pursuant to Rule 430A under the Act) as amended, at the time it becomes effective, or if such registration statement became effective prior to the date of this Agreement, as supplemented or amended at the date of this Agreement, is hereinafter referred to as to the "Registration Statement." If it is contemplated, at the time this Agreement is executed, that (i) a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of the Shares may commence or (ii) a registration statement will be filed pursuant to Rule 462(b) under the Act prior to the First Time of Delivery (as hereinafter defined), the term "Registration Statement" as used in the Agreement includes such registration statement as amended by such post-effective amendment and the Rule 462(b) registration statement, respectively. The form of final prospectus, in the form first filed with the Commission pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus;"

                  (b) On the effective date of the Registration Statement, the Registration Statement, as amended and supplemented at that time, conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and does not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Preliminary Prospectus, the Preliminary Prospectus conformed in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and no order preventing or suspending the use of the Preliminary Prospectus has been issued by the Commission; and on the date of this Agreement, the Registration Statement and the Prospectus conform, and, at the Time of Delivery (as hereinafter defined), they will conform, in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and, on the date of this Agreement, do not and, at the Time of Delivery, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (c) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for losses or interferences that would not have a "Material Adverse Effect", which, for purposes of this Agreement, shall mean any effect that would, individually or in the aggregate, have a material adverse effect on the business, properties or financial condition of the Company and its subsidiaries considered as one enterprise; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or increase in long-term debt of the Company or any of its subsidiaries or any change that would have a Material Adverse Effect, or any development involving a prospective change that would have a Material Adverse Effect, otherwise than as set forth or contemplated in the Prospectus;

                  (d) Except as described in the Prospectus or as would not have a Material Adverse Effect, the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, including the real properties and facilities described as being owned by the Company or its subsidiaries in the Prospectus; and except as described in the Prospectus or as would not have a Material Adverse Effect, any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases;

                  (e) The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus;

                  (f) The Company has authorized capital stock as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in the Prospectus;

                  (g) The Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

                  (h) The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, the consummation of the transactions herein contemplated and the execution and delivery by the Company and the Parent of each of the Transaction Documents (as defined herein) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Parent or any of their respective subsidiaries is a party or by which the Company, the Parent or any of their respective subsidiaries is bound or to which any of the property or assets of the Company, the Parent or any of their respective subsidiaries is subject; (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Articles of Incorporation or Bylaws of the Parent or of the Certificates of Incorporation or Bylaws or similar organizational and governance documents of their respective subsidiaries (except, in the case of the Company's and the Parent's respective subsidiaries, where such violation would not have a Material Adverse Effect); or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, the Parent or any of their respective subsidiaries or any of their respective properties, except, with respect to clauses (i) and (iii) of this paragraph, for such conflicts, breaches or defaults or violations as would not have a Material Adverse Effect and would not impair the Company's or the Parent's ability to perform their respective obligations hereunder or have any adverse effect upon the consummation of the transactions contemplated hereby or any Underwriters; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company or the Parent of the transactions contemplated by this Agreement, except the registration under the Act of the Shares and such consents, approvals, orders, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (i) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws or applicable formation and governance documents (except, in the case of the Company's subsidiaries, where such violation would not have a Material Adverse Effect) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default would have a Material Adverse Effect;

                  (j) The statements set forth in the Prospectus under the caption "Description of Our Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, accurately summarize in all material respects the terms of the Stock; the description of the statutes and regulations set forth in the Prospectus under the captions "Our Business - Regulation" and "Our Business - Environmental" fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and the statements set forth in the Prospectus under the captions "Our Relationship with Reliant Energy and Related Transactions", "Texas Genco Option", "Agreements Between Us and Reliant Energy" and "Certain Federal Tax Matters Related to Our Separation from Reliant Energy", fairly describe in all material respects the portions of the documents described therein;

                  (k) Each of the Master Separation Agreement, the Transition Services Agreement, the Texas Genco Option Agreement, the Retail Agreement, the Registration Rights Agreement, the Employee Matters Agreement, the Technical Services Agreement and the Tax Allocation Agreement, each as more completely described in the Prospectus (collectively, the "Transaction Documents") is or when executed and delivered by the Company, the Parent and any applicable subsidiaries thereof will be, duly and validly authorized, executed and delivered by the Company, the Parent and any applicable subsidiaries and, when executed and delivered by the Company, the Parent and any applicable subsidiaries, will constitute a valid and legally binding obligation of the Company, the Parent and any applicable subsidiaries enforceable against the Company, the Parent and any applicable subsidiaries in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                  (l) Except as set forth or contemplated in the Prospectus or as would not have a Material Adverse Effect, the Company and its subsidiaries have, such market based rate authority, operating rights, permits, licenses, franchises and authorizations of governmental or regulatory authorities (collectively, the "Permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; except as set forth or contemplated in the Prospectus or as would not have a Material Adverse Effect, the Company and its subsidiaries have, fulfilled and performed all their respective material obligations with respect to such Permits and no event has occurred which allows (or after notice or lapse of time or both would allow) revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus (and it being understood that certain Permits, by their respective terms, lapse as described in the Prospectus) and other than such revocations and terminations which would not, singly or in the aggregate, have a Material Adverse Effect; and, except as described in the Prospectus, none of such Permits contains any restriction that would have a Material Adverse Effect;

                  (m) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is subject, which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

                  (n) Pursuant to a Memorandum Opinion and Order Granting Exemption to Holding Company dated July 24, 1997 issued by the Commission (Release No. 35-26744), the Parent is exempt from regulation as a public utility holding company under Section 3(a)(2) of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), except the provisions of Section 9(a)(2) thereof;

                  (o) Pursuant to an Order dated March 15, 2001 (Docket No. 21956), the Public Utility Commission of Texas (the "Texas Utility Commission") approved the business separation plan filed by the Parent in accordance with Section 39.051(e) of the Texas Utilities Code. The Texas Utility Commission has certified two subsidiaries of the Company as "retail electric providers" within the meaning of Subtitle B of the Texas Utilities Code, which subsidiaries are "affiliated retail electric providers" of Reliant Energy HL&P, a division of the Parent, within the meaning of Subtitle B of the Texas Utilities Code;

                  (p) N.V. UNA is a "foreign utility company" as such term is defined in Section 33(a)(3) of the 1935 Act. The Company is neither a "holding company" nor a "public utility company" as such terms are defined in Section 2(a) of the 1935 Act;

                  (q) Deloitte & Touche L.L.P., who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

                  (r) This Agreement has been duly authorized, executed and delivered by the Company.

         2. Purchase and Sale.

         Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $................, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         The Company hereby grants to the Underwriters the right to purchase at their election up to 7,800,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than three or later than ten Business Days after the date of such notice.

         3. Offer of Shares.

         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and subject to the conditions and in the manner set forth in the Prospectus.

         4. Payment and Delivery.

                  (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. request upon at least forty-eight hours' prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian, or at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, as the case may be (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May....., 2001 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

                  (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at such time and date at the offices of Baker & Botts, L.L.P., 910 Louisiana, Houston, Texas 77002-4995 or such other location as Goldman, Sachs & Co. and the Company may agree in writing (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 P.M., local time or at such other time as Goldman, Sachs

         & Co. and the Company may agree in writing, on the Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
         Section 4, "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Houston, Texas are generally authorized or obligated by law or executive order to close.

         5. Covenants and Agreements.

         The Company covenants and agrees with each of the Underwriters:

                  (a) To cause the Prospectus to be filed pursuant to, and in compliance with, Rule 424(b) and to promptly advise the Underwriters
         (i) when any amendment to the Registration Statement shall have been filed, (ii) of any request by the Commission for any amendment of the Registration Statement, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. So long as any Underwriter is required in the reasonable opinion of Vinson & Elkins L.L.P. to deliver a Prospectus, the Company will not file any amendment to the Registration Statement or supplement to the Prospectus unless the Company has furnished one copy of such amendment or supplement to Goldman, Sachs & Co. and to Vinson & Elkins L.L.P., and, if such amendment or supplement is to be filed on or prior to the Time of Delivery, or under circumstances where the Underwriters are required in the reasonable opinion of Vinson & Elkins L.L.P., to deliver a Prospectus, the Underwriters or Vinson & Elkins L.L.P., shall not reasonably have objected thereto. If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, the Company will take such steps to obtain the lifting of that order as in the best judgment of the Company are not contrary to the interests of the Company;

                  (b) To endeavor to qualify, at its expense, the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as Goldman, Sachs & Co. shall reasonably request and to pay filing fees, reasonable expenses and legal fees in connection therewith in an amount not exceeding $15,000 in the aggregate (including filing fees and expenses paid or incurred prior to the date of this Agreement); provided, that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or to file any consents to service of process under the laws of any jurisdiction;

                  (c) As soon as practicable following the execution of this Agreement and from time to time during the period mentioned in the following paragraph, to furnish to the Underwriters, without charge, as many copies of the Preliminary Prospectus and the Prospectus and any supplements and amendments thereto as each Underwriter may reasonably request so long as such Underwriter is required to deliver a prospectus.

                  That if, at any time when in the reasonable opinion of Vinson & Elkins L.L.P. the Prospectus is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which it is necessary, in the reasonable opinion of Vinson & Elkins L.L.P. or counsel for the Company, to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing when the

         Prospectus is delivered to a purchaser, not misleading, or if it shall be necessary in the reasonable opinion of any such counsel, to amend or supplement the Prospectus or modify such information to comply with law, the Company will forthwith prepare and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to whom Shares may have been sold by the Underwriters and to any other dealers upon reasonable request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended, supplemented or modified will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                  (d) To make generally available to its securityholders as soon as practicable an earnings statement of the Company covering a twelve-month period beginning after the Time of Delivery which shall satisfy the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

                  (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee or director compensation plans or employee stock purchase plans existing on, the date of this Agreement or described in the Prospectus, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co.;

                  (f) To comply with Rule 14a-3 under the Exchange Act;

                  (g) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

                  (h) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

                  (i) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

                  (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 9:00 A.M., Washington, D.C. time, on the date immediately following the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

                  (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares as set forth in the Prospectus

         (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

         6. Expenses.

         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses (in an amount not exceeding $15,000 in the aggregate) in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; and
(viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section 6, and in Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         7. Conditions of Underwriters' Obligations.

         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 9:00 A.M., Washington, D.C. time, on the date immediately following the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission;

                  (b) Vinson & Elkins L.L.P., counsel for the Underwriters, shall have furnished to you such written opinion or opinions addressing such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

                  (c) Hugh Rice Kelly, Senior Vice President, General Counsel, and Corporate Secretary for the Company shall have furnished to you his written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) No consent, approval, authorization or other
                  order of, or registration with, any governmental regulatory body (other than the registration under the Act of the Shares and such consents, approvals, orders, authorizations, registrations or qualifications as may be required under applicable state securities laws, as to which such counsel need not express an opinion) having jurisdiction over the Company or any of its subsidiaries is required for the execution and delivery by the Company and its applicable subsidiaries of each of the Transaction Documents or for the issuance and sale of the Shares being delivered at such Time of Delivery or the consummation by the Company of the transactions contemplated by this Agreement;

                           (ii) To the best of such counsel's knowledge and
                  other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is subject, which, individually or in the aggregate, are expected to have a Material Adverse Effect;

                           (iii) The issue and sale of the Shares being
                  delivered at such Time of Delivery by the Company, the execution, delivery and performance by the Company of this Agreement and the execution and delivery by the Company of each of the Transaction Documents will not result in the breach or violation of, or constitute a default under, (i) the Restated Certificate of Incorporation or the Amended and Restated Bylaws of the Company, each as amended to date, (ii) any indenture, mortgage, deed of trust or other agreement or instrument for borrowed money to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject or (iii) any law, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties except with respect to clauses (i) and (iii) of this paragraph, for such conflicts, breaches or defaults or violations as would not have a Material Adverse Effect;

                           (iv) The description of the statutes and regulations
                  set forth in the Prospectus under the captions "Our Business - Regulation" and "Our Business - Environmental" fairly describe in all material respects the portions of the statutes and regulations addressed thereby; and

                           (v) Each subsidiary of the Company listed on Exhibit
                  21.1 of the Registration Statement has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel, including counsel in the Netherlands, and in respect to matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);


                  With respect to certain regulatory matters in California, Florida, Illinois, Nevada, New Jersey, Pennsylvania and the Netherlands, such counsel is entitled to rely in respect of the opinions in clauses (i) and (iii) above upon the opinions of (x) lawyers who are employed by the Company or the Parent and who exercise general responsibility for the legal and regulatory affairs of the Company in jurisdictions or (y) special regulatory counsel to the Company in such jurisdictions.

                  (d) Baker Botts L.L.P. counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing in good standing under the laws of the State of Delaware and has corporate power and authority to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement;

                           (ii) The Company has authorized capital stock as set
                  forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects to the description of the Stock contained in the Prospectus;

                           (iii) Such counsel does not know of any contracts or
                  documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed;

                           (iv) The statements set forth in the Prospectus under
                  the caption "Description of Our Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, accurately summarize in all material respects the terms of the Stock; and the statements set forth in the Prospectus under the captions "Our Relationship with Reliant Energy and Related Transactions", "Texas Genco Option", "Agreements Between Us and Reliant Energy" and "Certain Federal Tax Matters Related to Our Separation from Reliant Energy", fairly describe in all material respects the portions of the documents addressed thereby;

                           (v) The Company is not an "investment company", as
                  such term is defined in the Investment Company Act;

                           (vi) The Registration Statement has become effective
                  under the Act, and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted and are pending or are threatened by the Commission under the Act; the Registration Statement, as of its effective date, and the Prospectus, as of its date, and any amendment or supplement thereto after the date hereof and prior to such Time of Delivery, as of the date thereof and the date hereof (except for (A) the financial statements and financial statement schedules contained therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial information contained therein and (C) the exhibits thereto, as to which such counsel need not comment) complied as to form in all material respects with the requirements of Form S-1 under the Act and the applicable rules and regulations of the Commission thereunder;

                           (vii) The execution, delivery and performance by the
                  Company of this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company;

                           (viii) Each of the Transaction Documents, (A) has
                  been duly authorized by all necessary corporate action on the part of the Company, the Parent and any applicable subsidiary signatory thereto, (B) has been duly executed and delivered by the Company, the Parent and any applicable subsidiary signatory thereto, and constitutes the valid and legally binding obligation of the Company, the Parent and any applicable subsidiary signatory thereto, enforceable against the Company, the Parent and any applicable subsidiary signatory thereto in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (ix) Pursuant to a Memorandum Opinion and Order
                  Granting Exemption to Holding Company dated July 24, 1997 issued by the Commission (Release No. 35-26744), the Parent is exempt from regulation as a public utility holding company under Section 3(a)(2) of the 1935 Act, except the provisions of Section 9(a)(2) thereof; and

                           (x) N.V. UNA is a "foreign utility company" as such
                  term is defined in Section 33(a)(3) of the 1935 Act. The Company is neither a "holding company" nor a "public utility company" as such terms are defined in Section 2(a) of the 1935 Act.

                  In addition, such counsel shall state that no facts have come to the attention of such counsel that lead them to believe that the Registration Statement and any amendment made thereto prior to the time of such Time of Delivery (except for (A) the financial statements and financial statement schedules contained therein (including the auditors' reports on the financial statements and the notes to the financial statements), (B) the other financial information contained therein and (C) the exhibits thereto, as to which such counsel need not comment) as of the time such Registration Statement became effective or such amendment was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, and any amendment or supplement thereto made prior to such Time of Delivery (except for (A) the financial statements and financial statement schedules contained therein (including the auditors' reports on the financial statements and the notes to the financial statements) and (B) the other financial information contained therein, as to which such counsel need not comment), as of the date of the Prospectus or such amendment or supplement contained, or as of such Time of Delivery contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto).

                  (f) (i) Neither the Company nor any of its subsidiaries shall have experienced a change in or affecting their business, properties, prospects or financial condition, otherwise than as set forth or contemplated in the Registration Statement at the time it became effective, the effect of which is, in the judgment of the Representatives (acting in good faith, after consultation with the Company), so material and adverse as to make it impracticable to proceed with the public offering, the sale of or payment for the Shares, or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (g) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange.

                  (h) The Company has obtained and delivered to the Underwriters executed copies of an agreement from those Persons listed on Annex II, substantially to the effect set forth in Subsection 5(e) hereof in form and substance satisfactory to you.

                  (i) The Company shall have complied with the provisions of
         Section 5(c) hereof with respect to the furnishing of prospectuses in a timely manner sufficient to allow the Underwriters to meet their prospectus delivery requirements.

                  (j) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this paragraph (j) in the judgment of the Representatives (acting in good faith, after consultation with the Company) makes it impracticable to proceed with the public offering, the sale of or payment for the Shares, or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus.

                  (k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section 7 and as to such other matters as you may reasonably request.

         8. Indemnification and Contribution.

                  (a) The Company agrees to indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefore and counsel fees incurred in connection therewith as such costs and fees are incurred), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. specifically for use in the preparation thereof; provided that in no case is the Company to be liable with respect to any claims made against any Underwriter or any such controlling person unless such Underwriter or such controlling person shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Underwriter or such controlling person, but failure to notify the Company of any such claim shall not relieve it from any liability which it may have to such Underwriter or such controlling person otherwise than on account of the indemnity agreement contained in this paragraph; and provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter if a copy of the Prospectus (as amended or supplemented) had not been sent or given in any case where such delivery is required under the Act to the person asserting any such losses, claims, damages or liabilities by or on behalf of such Underwriter concurrently with or prior to delivery of the written confirmation of the sale of Shares to such person if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and sufficiently in advance of the Time of Delivery to allow for distribution by the Time of Delivery and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from any such Preliminary Prospectus was corrected in the Prospectus (as amended or supplemented) and such correction would have cured the defect giving rise to such loss, claim, damage or liability.

                  The Company will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if the Company elects to assume the defense, such defense shall be conducted by counsel chosen by it. In the event that the Company elects to assume the defense of any such suit and retains such counsel, the Underwriter or Underwriters or controlling person or persons, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Company shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Underwriter or Underwriters or controlling person or persons and the Underwriter or Underwriters or controlling person or persons have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to the Company, in which case the Company shall not be entitled to assume the defense of such suit on behalf of such Underwriter or Underwriters or controlling person or persons, notwithstanding their obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that the Company shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such Underwriters and their controlling persons, which firm shall be designated in writing by Goldman, Sachs & Co. The Company shall not be liable to indemnify any person for any settlement of any such claim effected without the Company's consent. The Company shall not, without the written consent of the Underwriter and/or controlling person entitled to indemnification under this Section 8(a), affect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such Underwriter or controlling person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Underwriter and/or controlling person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such Underwriter and/or controlling person. This indemnity agreement will be in addition to any liability, which the Company might otherwise have.

                  (b) Each Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act against any losses, claims, damages, liabilities or expenses (including the reasonable cost of investigating and defending against any claims therefor and counsel fees incurred in connection therewith as such costs and fees are incurred), joint or several, which may be based upon the Act, or any other statute or at common law, on the ground or alleged ground that any Preliminary Prospectus, the Registration Statement or the Prospectus (or any such document, as from time to time amended, or deemed to be amended, supplemented or modified) includes or allegedly includes an untrue statement of a material fact or omits or allegedly omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. specifically for use in the preparation thereof; provided that in no case is such Underwriter to be liable with respect to any claims made against the Company or any such director, officer or controlling person unless the Company or any such director, officer or controlling person shall have notified such Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Company or any such director, officer or controlling person, but failure to notify such Underwriter of any such claim shall not relieve it from any liability which it may have to the Company or any such director, officer or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. Such Underwriter will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but, if such Underwriter elects to assume the defense, such defense shall be conducted by counsel chosen by it.

         In the event that such Underwriter elects to assume the defense of any such suit and retain such counsel, the Company or such director, officer or controlling person, defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) such Underwriter shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include the Company or any such director, officer or controlling person and such Underwriter and the Company or such director, officer, trustee or controlling person have been advised by such counsel that one or more legal defenses may be available to it or them which may not be available to such Underwriter, in which case such Underwriter shall not be entitled to assume the defense of such suit on behalf of the Company or such director, officer or controlling person, notwithstanding its obligation to bear the reasonable fees and expenses of such counsel, it being understood, however, that such Underwriter shall not, in connection with any one such suit or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one a separate firm of attorneys at any time for all of the Company and any such director, officer or controlling person, which firm shall be designated in writing by the Company. Such Underwriter shall not be liable to indemnify any person for any settlement of any such claim effected without such Underwriter's consent. Such Underwriter shall not, without the written consent of the Company or any such person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Company or any such person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Company or any such person. This indemnity agreement will be in addition to any liability which such Underwriter might otherwise have.

                  (c) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (a) or (b) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (c), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (c) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (d) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

         9. Substitution of Underwriters.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein; provided, however, that in the case of the substitution of another party for one of the Representatives, you will arrange for such substitution in good faith, after consultation with the Company. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to use reasonable commercial efforts to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section 9 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in Section 9(a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in
         Section 9(b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Survival of Indemnities, Representations, Warranties, etc.

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Company or the Parent, or any officer or director or controlling person of the Company or the Parent and shall survive delivery of and payment for the Shares.

         11. Termination.

         If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the

Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. Notices.

         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 1 Liberty Plaza, 7th Floor, New York, New York 10006, Attention:
Registration Department; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Registration Statement,
Attention: Corporate Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. Binding Agreement.

         This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors and the directors, officers and controlling persons referred to in Section 8 of this Agreement. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other that the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be, and being, for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of the Act, and the representations, warranties, covenants, agreements and indemnities of the several Underwriters shall also be for the benefit of each director of the Company, each person who has signed the Registration Statement and the person or persons, if any, who control the Company within the meaning of the Act.

         14. Applicable Law.

         This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         15. Counterparts.

         This Agreement may be executed by any one more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us ten counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                                Very truly yours,

                                                RELIANT RESOURCES, INC.


                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:


Accepted as of the date hereof:

GOLDMAN, SACHS & CO.
CREDIT SUISSE FIRST BOSTON CORPORATION
ABN AMRO ROTHSCHILD LLC
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC ALEX. BROWN INC.
MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED
UBS WARBURG LLC

By:
     --------------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                                               NUMBER OF OPTIONAL
                                                                                                  SHARES TO BE
                                                                          TOTAL NUMBER OF         PURCHASED IF
                                                                            FIRM SHARES          MAXIMUM OPTION
                             UNDERWRITER                                  TO BE PURCHASED          EXERCISED
                             -----------                                  ---------------      ------------------
GOLDMAN, SACHS & CO...............................................
CREDIT SUISSE FIRST BOSTON CORPORATION
ABN AMRO ROTHSCHILD LLC
BANC OF AMERICA SECURITIES LLC
DEUTSCHE BANC ALEX. BROWN INC.
MERRILL LYNCH, PIERCE FENNER & SMITH INCORPORATED
UBS WARBURG LLC
[NAMES OF OTHER UNDERWRITERS].....................................



                                                                              ----------            --------
                                    TOTAL.........................
                                                                              ==========            ========

                                                                         ANNEX I

                             FORM OF COMFORT LETTER

         Pursuant to Section 7(e) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

               (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

               (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

               (iii) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus agrees with the corresponding amounts (after restatements where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

               (iv) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

               (v) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                         (A) any unaudited pro forma consolidated condensed
                    financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                         (B) as of a specified date not more than five days
                    prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                         (C) for the period from the date of the latest
                    financial statements included in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

               (vi) In addition to the examination referred to in their report(s) included in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                                                        ANNEX II

                               LOCK-UP AGREEMENTS


James A. Baker, III
William H. Ballard
Rollie G. Bohall
James S. Brian
Milton Carroll
Gary M. Cerny
Waters S. Davis IV
John D. Divine
Karen Dyson
Dale C. Earwood
Jack L. Farley, Jr.
Benjamin B. Gibson
Thomas S. Glanville
Robert W. Harvey
Steven J. Holmstoen
John C. Houston
Hugh Rice Kelly
R. Steve Letbetter
Shahid J. Malik
L. Lowry Mays
David M. McClanahan
Ianthe H. McCrea
Joseph B. McGoldrick
Eddie R. Meche
Frederick J. Meyer, Jr.
Philip B. Miller
Curtis A. Morgan
Stephen W. Naeve
Jimmy D. Parsons
Joe Bob Perkins
Mary P. Ricciardello
David Rinn
Jimmie F. Schaefer
Stephen C. Schaeffer
Rufus S. Scott
Mark B. Slaughter
Tom Standish
Wayne D. Stinnett, Jr.
David G. Tees
Ito van Lanschot
Robert L. Waldrop